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                                                                     Exhibit 5.1




                                March 5, 1998

United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, Illinois 60007

         Re: United Airlines Enhanced Pass Through Certificates, Series 1997-1A and Series 1997-1B

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in respect of the registration under the Securities Act of the Enhanced Pass Through Certificates, Series 1997- 1A (the "New Class A Certificates") and the Enhanced Pass Through Certificates, Series 1997-1B (the "New Class B Certificates" and, together with the New Class A Certificates, the "New Certificates"), to be offered in exchange for all outstanding Enhanced Pass Through Certificates, Series 1997-1A and Series 1997-1B (collectively, the "Old Certificates"). Each of the New Class A Certificates and the New Class B Certificates represents a fractional undivided interest in the United Airlines 1997-1A Pass Through Trust and the United Airlines 1997-1B Pass Through Trust (the "Trusts"), respectively, which have been formed pursuant to a pass through trust agreement, dated as of December 23, 1997 (the "Basic Pass Through Trust Agreement"), between United Air Lines, Inc. ("United") and First Security Bank, National Association, as pass through trustee under each Trust (the "Trustee"), and two separate trust supplements thereto, dated as of December 23, 1997 (each, a "Trust Supplement" and, together with the Basic Pass Through Trust Agreement, the "Pass Through Trust Agreements"), between United and the Trustee.

         In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus that forms a part of the Registration Statement, the Pass Through Trust Agreements, the forms of Old Certificates and New Certificates, each filed as an exhibit to the Registration Statement, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) that each Pass Through Trust Agreement has been duly authorized, executed and delivered by the applicable Trustee and is the legal, valid,




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binding and enforceable agreement of the applicable Trustee and (v) that the Old
Certificates were duly authorized and validly executed, authenticated, issued and delivered by the Trustees pursuant to the terms of the Pass Through Trust Agreements.

         We are members of the bar of the State of New York, and the opinion set forth below is restricted to matters controlled by federal laws and the laws of the State of New York.

         Based on the foregoing, it is our opinion that, when (a) the applicable provisions of the Securities Act and such "Blue Sky" or other state securities laws as may be applicable shall have been compiled with and (b) the New Certificates, in the forms filed as exhibits to the Registration Statement, have been duly executed and authenticated in accordance with the Pass Through Trust Agreements, and duly issued and delivered by the Trusts in exchange for an equal principal amount of Old Certificates pursuant to the terms of the Exchange Offer, the New Certificates will be legal, valid, binding and enforceable obligations of the applicable Trust, subject to (x) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law), and considerations of impracticability or impossibility of performance and defenses based upon unconscionability and (y) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                Very truly yours,


                                /s/ Mayer, Brown & Platt